Exhibit 99.1

               AMCORE FINANCIAL, INC. REPORTS 4TH QUARTER EARNINGS

                  (Numbers in Thousands, Except Per Share Data)

                       Results From Continuing Operations

                  4th quarter                   4th quarter
                      2005         YTD 2005         2004         YTD 2004
                  ------------   ------------   ------------   ------------
Net Revenues      $     60,128   $    228,803   $     57,698   $    218,584

Net Income        $     11,990   $     47,987   $     13,039   $     46,031

Diluted Shares          25,109         25,087         25,145         25,251

Diluted EPS       $       0.48   $       1.91   $       0.52   $       1.82

                    Results Including Discontinued Operations

                  4th quarter                   4th quarter
                      2005         YTD 2005         2004         YTD 2004
                  ------------   ------------   ------------   ------------
Net Income        $      8,151   $     44,941   $     12,923   $     45,696

Diluted EPS       $       0.32   $       1.79   $       0.51   $       1.81

    ROCKFORD, Ill., Jan. 19 /PRNewswire-FirstCall/ -- AMCORE Financial, Inc. (Nasdaq: AMFI).

    Results From Continuing Operations

    The Company reported diluted earnings per share from continuing operations of $0.48 for fourth quarter 2005, an eight percent decrease, compared to $0.52 per diluted share in fourth quarter 2004. Net income from continuing operations in the fourth quarter of 2005 was $12.0 million, an eight percent decrease from the $13.0 million in the prior-year period. Full year 2005 diluted earnings per share from continuing operations was $1.91, an increase of $0.09, or five percent, from $1.82 per diluted share in 2004. AMCORE's net income from continuing operations for the full year 2005 increased $2.0 million, or four percent, to $48.0 million from $46.0 million in 2004.

    Discontinued Operations

    On December 30, 2005, AMCORE completed the sale of Investors Management Group, Ltd. ("IMG"), West Des Moines, IA, to West Bancorporation, Inc., also headquartered in West Des Moines. Therefore, the results of IMG for the current and prior periods have been presented in discontinued operations.

    Loss from discontinued operations was $3.8 million in fourth quarter 2005 compared to a loss of $116,000 in fourth quarter 2004. The increased loss is attributed to an after-tax loss of $3.8 million in connection with disposition of IMG. The amount of the loss is primarily due to a tax charge of $3.2 million, resulting from the Company's tax basis in IMG. This one-time tax event will not have an impact on financial performance going forward.

    "Now that the sale of IMG is complete, we have successfully shifted our focus to become a provider of high-quality investment products rather than a developer of proprietary investment products," said Kenneth E. Edge, Chairman, President and CEO of AMCORE. "Our strength is our ability to provide our clients with a comprehensive financial relationship, integrating their investment goals with their private banking, trust, insurance, and financial planning needs."

    Results Including Discontinued Operations

    Diluted earnings per share including discontinued operations was $0.32 for fourth quarter 2005, compared to $0.51 per diluted share in fourth quarter 2004. Net income including discontinued operations for fourth quarter 2005 was $8.2 million, compared to $12.9 million in the prior-year period. Full year 2005 diluted earnings per share including discontinued operations was $1.79 compared to $1.81 per diluted share in 2004. AMCORE's net income including discontinued operations for the full year 2005 was $44.9 million compared to $45.7 million in 2004.

    Highlights
    -- Loss from discontinued operations was $3.8 million in fourth quarter
       2005 compared to a loss of $116,000 in fourth quarter 2004. The increased loss is attributed to an after-tax loss of $3.8 million in connection with the Company's previously announced disposition of IMG.
    -- Average bank issued deposits grew 14 percent, or $436 million, compared to fourth quarter 2004.
    -- Average loan balances grew 13 percent, or $422 million, compared to fourth quarter 2004.
    -- Average assets increased seven percent to $5.3 billion in the fourth quarter 2005 compared to $4.9 billion in fourth quarter 2004.
    -- Net interest income increased six percent, or $2.3 million, to $41.9 million in the fourth quarter 2005 from $39.6 million during the same quarter a year ago.
    -- The net interest margin decreased seven basis points to 3.51 percent in fourth quarter 2005 from 3.58 percent in fourth quarter 2004, and increased one basis point when compared to third quarter 2005.
    -- Non-interest income increased one percent, or $172,000, to $18.3 million in the fourth quarter 2005 from $18.1 million in the fourth quarter 2004 as a result of lower mortgage banking income and lower security gains.
    -- Total non-performing assets decreased $6.9 million, or 18 percent, to $31.0 million from December 31, 2004, but increased $3.1 million, or 11 percent, from September 30, 2005.

    Fourth Quarter Results

    During 2005, several successes contributed to continued AMCORE asset growth and built additional value for shareholders. "Our branch expansion program exceeded all expectations, adding significantly to the value of our business," said Edge. "We achieved double digit growth in both average loans and deposits. For the third consecutive quarter, deposit growth out-paced our loan growth, a significant indicator that we continue to build franchise value by finding lower cost funding for loans."

    Net interest income in fourth quarter 2005 grew six percent, or $2.3 million, to $41.9 million compared to the same quarter in 2004 due to continued strong loan growth. The net interest margin decreased seven basis points to 3.51 percent in fourth quarter 2005 from 3.58 percent in fourth quarter 2004, but increased one basis point when compared to third quarter 2005. For the full year 2005, the net interest margin decreased six basis points to 3.53 percent from
3.59 percent in 2004. "Our margin recovered modestly in the fourth quarter compared to the previous quarter and was in line with our expectations," said Edge.

    Return on average equity from continuing operations was 11.89 percent in fourth quarter 2005 compared to 13.44 percent in fourth quarter 2004, and increased 25 basis points compared to the previous quarter. For the full year 2005, return on average equity from continuing operations increased three basis points to 12.18 percent from 12.15 percent in 2004. Return on average assets from continuing operations decreased to 0.90 percent in fourth quarter 2005 compared to 1.05 percent in fourth quarter 2004, but increased one basis point from the previous quarter. For the full year 2005, return on average assets from continuing operations was 0.94 percent compared to 0.97 percent in 2004.

    Average loans rose $422 million to $3.6 billion, a 13 percent increase from fourth quarter 2004, despite the sale of $159 million in indirect auto loans in the second half of 2004. The growth came from average increases of $397 million, or 16 percent, in commercial lending driven by AMCORE's branch expansion in Chicago suburban and Madison markets. Consumer loan balances decreased six percent compared to the same quarter a year ago primarily due to lower volumes of indirect automobile lending and the loan securitization in 2004.

    Average loan yields rose 111 basis points to 6.98 percent in fourth quarter 2005 compared to the same period a year ago, and were up 34 basis points from third quarter 2005. This was due to increasing loan volumes in a rising interest rate environment.

    Average bank issued deposits grew to $3.5 billion, an increase of 14 percent, or $436 million, compared to a year ago. The total cost of bank issued deposits increased 102 basis points from fourth quarter 2004, and 27 basis points from third quarter 2005, primarily due to deposit attraction strategies and short-term rate increases. "We are making significant progress in increasing deposits, particularly checking and transaction accounts," said Edge. "These products are important in attracting new households and building stronger customer relationships, which improves the value of our franchise and allows us to rely less on wholesale deposits to fund our loan growth. Because of our stronger core deposit growth, we reduced our average wholesale funding by $103 million in 2005 compared to a year ago." At year-end wholesale sources funded 24 percent of total assets, compared to 28 percent at the end of 2004. Over this same time frame, bank issued deposits rose from 63 percent to 67 percent of total assets.

    Average non-interest bearing deposits increased six percent to $495 million in fourth quarter 2005 from $469 million in fourth quarter 2004. Average interest-bearing demand and savings deposits grew 23 percent to $1.8 billion in fourth quarter 2005 compared to $1.5 billion during the same period a year ago. Average time deposits increased five percent to $1.2 billion in fourth quarter 2005 compared to $1.1 billion during the same period a year ago. "We have been very strategic in executing our deposit strategy," said Edge. "While we use an attraction rate strategy in our expansion markets, we are able to retain these customers and build on the relationship with additional product sales, thereby increasing the profitability of the relationship."

    Total non-interest income increased one percent, or $172,000, to $18.3 million over the fourth quarter of 2004 due to dividend income from investments in private equity funds of $1.5 million in fourth quarter 2005, included in other non-interest income. This was offset by decreases in mortgage banking income and lower net security gains. Net security gains decreased 52 percent to $592,000 in fourth quarter 2005 compared to $1.2 million in fourth quarter 2004.

    Mortgage banking income decreased 70 percent to $605,000 in fourth quarter 2005 compared to $2.0 million in the same period a year ago. There was no impairment activity in fourth quarter 2005, however, there was a mortgage servicing rights impairment reversal of $684,000 in fourth quarter 2004. The remaining decline was primarily due to reduced gains on secondary market loan sales compared to the fourth quarter of 2004.

    Mortgage closings decreased two percent to $110 million in fourth quarter 2005 from $112 million in fourth quarter 2004. New home-purchase mortgages increased five percent in fourth quarter 2005 compared to the same period a year ago. Refinancing volume, on the other hand, decreased 12 percent compared to the same quarter a year ago. "We made solid progress in growing our new home-purchase mortgages and expect to continue to increase this business as we add mortgage originators in strong housing markets like the Chicago suburbs," said Edge.

    Trust and asset management revenues decreased $161,000, or four percent, to $3.8 million in fourth quarter 2005 from the fourth quarter 2004 level. Revenues related to IMG have been reclassified to discontinued operations.

    Total operating expenses increased $3.7 million, or 11 percent, in fourth quarter 2005 compared to the same quarter last year. This included $2.1 million due to branch expansion and $1.1 million of expense relating to certain derivative instruments and occupancy increases.

    Asset Quality & Reserves

    Non-accrual loans totaled $21.7 million at December 31, 2005, a decrease of 28 percent, or $8.5 million, from December 31, 2004, and a decrease of $2.1 million, or nine percent, from September 30, 2005. Loans 90 days past due and still accruing interest totaled $8.5 million at December 31, 2005, an increase of $6.7 million, from December 31, 2004, and an increase of $6.4 million, from September 30, 2005. The percentage of total non-performing assets to total assets was 0.58 percent at December 31, 2005 down from 0.77 percent at December 31, 2004 and up from 0.53 percent at September 30, 2005. "The increase in 90-days past due and still accruing is the result of credits that are not related to any specific industry or trend. The credits are well-secured, in the process of collection and deemed fully collectible," said Edge.

    Net charge-offs were $3.9 million, a decrease of 16 percent or $773,000, from fourth quarter 2004 and a decrease of seven percent, or $299,000, from third quarter 2005. Net charge-offs were 43 basis points of average loans on an annualized basis during fourth quarter 2005, compared to 58 basis points for fourth quarter 2004 and 47 basis points for third quarter 2005. "Net charge-offs in 2005 were impacted by one large construction credit," said Edge. "We believe there will be no further significant losses on this credit and we expect 2006 to show improvement in our charge-off ratios."

    The provision for loan losses was flat at $4.7 million for both fourth quarter 2005 and fourth quarter 2004. Year-to-date 2005 loan loss provision was $15.2 million, compared to $15.5 million for 2004.

    Total non-accrual loans as a percentage of loans decreased to 0.58 percent from 0.92 percent at December 31, 2004, and 0.66 percent at September 30, 2005. The allowance for loan losses, as a percentage of ending loans, was
1.10 percent at December 31, 2005 compared to 1.25 percent at December 31, 2004 and 1.11 percent at September 30, 2005. The allowance to non-accrual loans ratio was 188 percent at December 31, 2005, compared to 136 percent at December 31, 2004 and 168 percent at September 30, 2005.

    Branching Update

    "Our branching program consistently exceeded expectations, building a solid track record of success," said Edge. "Over the past four years, our branching strategy has resulted in profitable growth in our expansion markets. Our success is really a credit to our entire AMCORE team, which remains fully committed to growth and building long-term shareholder value."

    In 2005, AMCORE opened three limited branches in the cities of Libertyville, IL, Orland Park, IL and Wauwatosa, WI, a Milwaukee suburb. AMCORE expects to open up to 12 branches in 2006 including seven limited branch offices and five full service facilities primarily in the Chicago and Milwaukee suburban areas. In first quarter 2006, AMCORE is expected to open a full service branch in Belvidere, IL, and a limited branch in Joliet, IL. The 23 (net) new branches opened since April 2001 contributed total loans of $1.5 billion and total deposits of $649 million at December 31, 2005. Same-branch contributions, which include new branches opened as of December 31, 2004, were $1.3 billion in loans and $639 million in deposits.

    By 2009, AMCORE expects to have added 34 (net) new offices since the beginning of the initiative in 2001. "By the end of 2009, AMCORE is scheduled to have 84 offices, two-thirds of which will be located in markets that we believe exhibit strong growth characteristics," said Edge.

    AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $5.3 billion with 72 locations in Illinois and Wisconsin. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and investment services including trust, brokerage, investment management and employee benefit plan record keeping.

    This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company's officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward- looking statements. These statements are based upon beliefs and assumptions of AMCORE's management and on information currently available to such management. The use of the words "believe", "expect", "anticipate", "plan", "estimate", "should", "may", "will" or similar expressions identify forward- looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward- looking statements in light of new information or future events.

    Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors - many of which are beyond the ability of the Company to control or predict - could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayment;
(VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in U.S. generally accepted accounting principles; (XVI) changes in assumptions or conditions affecting the application of "critical accounting estimates"; (XVII) inability of third- party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems, and (XIX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities.

    AMCORE common stock is listed on The NASDAQ Stock Market under the symbol "AMFI." Further information about AMCORE Financial, Inc. can be found at the Company's website at http://www.AMCORE.com.

                             AMCORE Financial, Inc.
                         CONSOLIDATED FINANCIAL SUMMARY
                                   (Unaudited)

                                                                                                                   4Q
($ in 000's, except per                                                                                          '05/'04
share data)                          4th Qtr.       3rd Qtr.       2nd Qtr.       1st Qtr.       4th Qtr.         Incr
           SHARE DATA                  2005           2005           2005           2005           2004          (Decr)
--------------------------------    -----------    -----------    -----------    -----------    -----------    -----------
Diluted earnings per
 share:
  Income from
   continuing
   operations                       $      0.48    $      0.47    $      0.49    $      0.48    $      0.52             (8)%
  Net income                        $      0.32    $      0.50    $      0.49    $      0.48    $      0.51            (37)%
Cash dividends                      $      0.17    $      0.17    $      0.17    $      0.17    $      0.17              0%
Book value                          $     16.06    $     16.09    $     16.08    $     15.38    $     15.57              3%
Average diluted shares
 outstanding                             25,109         25,138         25,020         25,061         25,145             (0)%

   INCOME STATEMENT
--------------------------------

Net interest income                 $    41,871    $    41,104    $    40,220    $    39,481    $    39,613              6%

Provision for loan
 losses                                   4,730          4,462          3,502          2,500          4,743             (0)%

Non-interest income:
   Trust & asset
    management                            3,750          3,638          3,746          3,961          3,911             (4)%
   Service charges on
    deposits                              6,101          6,410          5,871          5,163          5,293             15%
   Mortgage banking
    income                                  605          1,588            321          1,271          2,029            (70)%
   Company owned life
    insurance                             1,468          1,479          1,560            908          1,684            (13)%
   Brokerage commission
    income                                  767            575            744            733            749              2%
   Bankcard fee income                    1,285          1,261          1,211          1,125          1,108             16%
   Gain on sale of
    loans                                   406            162            185            111            636            (36)%
   Net security gain
    (loss)                                  592             (1)           455            (51)         1,221            (52)%
   Other                                  3,283          1,639          1,735          2,070          1,454            126%
                                    -----------    -----------    -----------    -----------    -----------    -----------
Total non-interest
 income                                  18,257         16,751         15,828         15,291         18,085              1%

Operating expenses:
   Personnel costs                       22,239         21,853         21,064         21,143         21,391              4%
   Net occupancy and
    equipment expense                     6,122          5,604          4,972          5,119          4,732             29%
   Data processing
    expense                                 660            587            508            605            473             40%
   Professional fees                        932          1,040          1,055            975            956             (3)%
   Advertising &
    business
    development                           1,638          1,614          1,579          1,699          1,543              6%
   Communication
    expense                               1,235          1,218          1,181          1,082          1,153              7%
   Other                                  5,685          5,125          5,276          4,311          4,571             24%
                                    -----------    -----------    -----------    -----------    -----------    -----------
Total operating
 expenses                                38,511         37,041         35,635         34,934         34,819             11%
                                    -----------    -----------    -----------    -----------    -----------    -----------
Income from continuing
 operations before
  income taxes                           16,887         16,352         16,911         17,338         18,136             (7)%
   Income taxes                           4,897          4,646          4,748          5,210          5,097             (4)%
                                    -----------    -----------    -----------    -----------    -----------    -----------
Income from continuing
 operations                              11,990         11,706         12,163         12,128         13,039             (8)%
                                    -----------    -----------    -----------    -----------    -----------    -----------
Discontinued
 operations:
   Income(loss) from
    discontinued
    operations                             (677)         1,476              5            (97)          (254)           167%
   Income tax expense                     3,162            599             11            (19)          (138)           N/M
                                    -----------    -----------    -----------    -----------    -----------    -----------
Income(loss) from
 discontinued
 operations(1)                           (3,839)           877             (6)           (78)          (116)           N/M
                                    -----------    -----------    -----------    -----------    -----------    -----------
Net Income                          $     8,151    $    12,583    $    12,157    $    12,050    $    12,923            (37)%
                                    ===========    ===========    ===========    ===========    ===========    ===========

                                              Year to Date
($ in 000's, except per share data)     ------------------------    2005/2004
             SHARE DATA                    2005          2004       Incr(Decr)
-------------------------------------   ----------    ----------    ----------
Diluted earnings per share:
  Income from continuing operations     $     1.91    $     1.82             5%
  Net income                            $     1.79    $     1.81            (1)%
Cash dividends                          $     0.68    $     0.68             0%
Book value                              $    16.06    $    15.57             3%
Average diluted shares outstanding          25,087        25,251            (1)%

          INCOME STATEMENT

Net interest income                     $  162,676    $  152,972             6%

Provision for loan losses                   15,194        15,530            (2)%

Non-interest income:
   Trust & asset management                 15,095        16,062            (6)%
   Service charges on deposits              23,545        20,050            17%
   Mortgage banking income                   3,785         4,800           (21)%
   Company owned life insurance              5,415         5,739            (6)%
   Brokerage commission income               2,819         3,112            (9)%
   Bankcard fee income                       4,882         4,128            18%
   Gain on sale of loans                       864         2,462           (65)%
   Net security gain (loss)                    995         3,385           (71)%
   Other                                     8,727         5,874            49%
                                        ----------    ----------    ----------
Total non-interest income                   66,127        65,612             1%

Operating expenses:
   Personnel costs                          86,299        83,414             3%
   Net occupancy and equipment
    expense                                 21,817        18,863            16%
   Data processing expense                   2,360         1,929            22%
   Professional fees                         4,002         3,840             4%
   Advertising & business development        6,530         5,990             9%
   Communication expense                     4,716         4,511             5%
   Other                                    20,397        19,844             3%
                                        ----------    ----------    ----------
Total operating expenses                   146,121       138,391             6%
                                        ----------    ----------    ----------

Income from continuing operations
       before income taxes                  67,488        64,663             4%
   Income taxes                             19,501        18,632             5%
                                        ----------    ----------    ----------
Income from continuing operations           47,987        46,031             4%
                                        ----------    ----------    ----------
Discontinued operations:
   Income(loss) from discontinued
    operations                                 707          (629)         (212)%
   Income tax expense                        3,753          (294)          N/M
                                        ----------    ----------    ----------
Income(loss) from discontinued
 operations(1)                              (3,046)         (335)          N/M
                                        ----------    ----------    ----------
Net Income                              $   44,941    $   45,696            (2)%
                                        ==========    ==========    ==========

                                                                                                                  Basis
                                     4th Qtr.       3rd Qtr.       2nd Qtr.       1st Qtr.       4th Qtr.         Point
      KEY RATIOS AND DATA              2005           2005           2005           2005           2004          Change
--------------------------------    -----------    -----------    -----------    -----------    -----------    -----------
Net interest margin
 (FTE)                                     3.51%          3.50%          3.54%          3.59%          3.58%            (7)

Return on average
 assets (2)                                0.90%          0.89%          0.96%          0.99%          1.05%           (15)
Return on average
 equity (2)                               11.89%         11.64%         12.52%         12.69%         13.44%          (155)
Efficiency ratio (2)                      64.05%         64.02%         63.58%         63.78%         60.35%           370
Equity/assets (end of
 period)                                   7.46%          7.61%          7.73%          7.64%          7.82%           (36)

Allowance to loans (end
 of period)                                1.10%          1.11%          1.16%          1.22%          1.25%           (15)
Allowance to non-
 accrual loans                           187.93%        168.27%        178.89%        138.71%        135.81%            52
Non-accrual loans to
 loans                                     0.58%          0.66%          0.65%          0.88%          0.92%           (34)
Non-performing assets
 to total assets                           0.58%          0.53%          0.56%          0.73%          0.77%           (19)

(in millions)
Total assets under
 administration                     $     2,570    $     4,576    $     4,539    $     4,439    $     4,430            (42)%
Mortgage loans closed               $       110    $       146    $       122    $        85    $       112             (2)%
Mortgage servicing
 rights, net                        $      13.3    $      13.2    $      12.4    $      12.8    $      12.5              6%
Percentage of mortgage
 loans serviced                            0.97%          0.98%          0.94%          0.98%          0.97%             0%

                                              Year to Date            Basis
                                        ------------------------      Point
         KEY RATIOS AND DATA               2005          2004         Change
-------------------------------------   ----------    ----------    ----------
Net interest margin (FTE)                     3.53%         3.59%           (6)

Return on average assets (2)                  0.94%         0.97%           (3)
Return on average equity (2)                 12.18%        12.15%            3
Efficiency ratio (2)                         63.86%        63.31%           55
Equity/assets (end of period)

N/M = not meaningful

(1)  4th Quarter 2005 includes loss on disposal of IMG of $3.814 million
     3rd Quarter 2005 includes gain on sale of Vintage Equity Funds advisory rights of $824,000

(2)  Ratios from continuing operations

AMCORE Financial, Inc.
(Unaudited)

                                        4th Qtr.          3rd Qtr.          2nd Qtr.
($ in 000's)                              2005              2005              2005
-----------------------------------   -------------     -------------     -------------
      AVERAGE BALANCE SHEET
Assets:
Investment securities                 $   1,212,248     $   1,207,262     $   1,234,262
Short-term investments                       10,869            10,411             9,127
Loans held for sale                          28,916            35,833            24,457
Loans:  Commercial                          814,865           804,314           755,104
        Commercial real estate            2,046,238         1,986,672         1,913,179
        Residential real estate             461,417           445,192           432,613
        Consumer                            314,594           316,777           316,595
                                      -------------     -------------     -------------
    Total loans                       $   3,637,114     $   3,552,955     $   3,417,491
Allowance for loan losses                   (42,136)          (42,598)          (41,620)
Other non-earning assets                    420,275           427,874           419,579
                                      -------------     -------------     -------------
    Total assets                      $   5,267,286     $   5,191,737     $   5,063,296
                                      =============     =============     =============
Liabilities and Stockholders'
 Equity:
Non-interest bearing deposits         $     494,805     $     495,683     $     485,796
Interest-bearing demand and savings       1,848,342         1,814,734         1,725,678
Time deposits                             1,189,046         1,140,835         1,107,470
                                      -------------     -------------     -------------
    Total Bank issued deposits        $   3,532,193     $   3,451,252     $   3,318,944
                                      -------------     -------------     -------------
Wholesale deposits                          613,530           593,889           624,886
Short-term borrowings                       484,465           516,470           505,468
Long-term borrowings                        172,117           164,094           164,223
                                      -------------     -------------     -------------
    Total Wholesale funding           $   1,270,112     $   1,274,453     $   1,294,577
                                      -------------     -------------     -------------
Other liabilities                            64,893            67,078            60,129
                                      -------------     -------------     -------------
    Total liabilities                 $   4,867,198     $   4,792,783     $   4,673,650
                                      -------------     -------------     -------------
Stockholders' equity                        411,583           404,159           395,607
Other comprehensive income                  (11,495)           (5,205)           (5,961)
                                      -------------     -------------     -------------
    Total stockholders' equity              400,088           398,954           389,646
                                      -------------     -------------     -------------
    Total liabilities &
     stockholders' equity             $   5,267,286     $   5,191,737     $   5,063,296
                                      =============     =============     =============
  CREDIT QUALITY
Ending allowance for
 loan losses                          $      40,756     $      39,975     $      40,475
Net charge-offs                               3,949             4,248             3,981
Net charge-offs to
 avg loans (annualized)                        0.43%             0.47%             0.47%
Non-performing
 assets:
   Non-accrual loans                  $      21,687     $      23,757     $      22,626
   Loans 90 days past
    due & still accruing                      8,533             2,164             4,008
                                      -------------     -------------     -------------
      Total non-performing loans             30,220            25,921            26,634
   Foreclosed real estate                       621             1,879             1,959
   Other foreclosed assets                      151                54               357
                                      -------------     -------------     -------------
      Total non-performing assets     $      30,992     $      27,854     $      28,950
                                      =============     =============     =============

   YIELD AND RATE ANALYSIS
Assets:
Investment securities (FTE)                    4.57%             4.54%             4.59%
Short-term investments                         4.15%             3.43%             3.04%
Loans held for sale                            7.40%             8.33%            10.62%
Loans:  Commercial                             7.11%             6.73%             6.38%
        Commercial real estate                 7.09%             6.72%             6.44%
        Residential real estate                6.43%             6.22%             6.03%
        Consumer                               6.78%             6.52%             6.63%
                                      -------------     -------------     -------------
    Total loans (FTE)                          6.98%             6.64%             6.39%
                                      -------------     -------------     -------------
    Total interest-earning
     assets (FTE)                              6.38%             6.12%             5.93%
                                      =============     =============     =============
Liabilities:
Interest-bearing demand and
 savings                                       2.41%             2.13%             1.81%
Time deposits                                  3.35%             3.12%             2.93%
                                      -------------     -------------     -------------
    Total Bank issued deposits                 2.78%             2.51%             2.25%
                                      -------------     -------------     -------------
Wholesale deposits                             4.16%             3.91%             3.65%
Short-term borrowings                          4.05%             3.50%             3.05%
Long-term borrowings                           6.44%             6.27%             6.05%
                                      -------------     -------------     -------------
    Total Wholesale funding                    4.42%             4.02%             3.68%
                                      -------------     -------------     -------------
    Total interest-bearing
     liabilities                               3.26%             2.98%             2.71%
                                      =============     =============     =============
Net interest spread                            3.12%             3.14%             3.22%
Net interest margin (FTE)                      3.51%             3.50%             3.54%
                                      =============     =============     =============
FTE adjustment (000's)                $       1,181     $       1,166     $       1,232

AMCORE Financial, Inc.
(Unaudited)

                                                                                     4Q
                                                                                   '05/'04
                                              1st Qtr.          4th Qtr.            Incr             Ending
($ in 000's)                                    2005              2004             (Decr)            Balances
-----------------------------------------   -------------     -------------     -------------     -------------
   AVERAGE BALANCE SHEET
Assets:
Investment securities                       $   1,231,746     $   1,221,676                (1)%   $   1,183,384
Short-term investments                              4,871            19,753               (45)%           5,713
Loans held for sale                                21,074            80,666               (64)%          24,138
Loans:  Commercial                                719,194           731,376                11%          818,670
        Commercial real estate                  1,848,867         1,733,023                18%        2,131,874
        Residential real estate                   424,095           415,927                11%          459,823
        Consumer                                  319,705           335,005                (6)%         311,497
                                            -------------     -------------     -------------     -------------
    Total loans                             $   3,311,861     $   3,215,331                13%        3,721,864
Allowance for loan losses                         (42,072)          (42,537)               (1)%         (40,756)
Other non-earning assets                          416,449           427,681                (2)%         450,559
                                            -------------     -------------     -------------     -------------
    Total assets                            $   4,943,929     $   4,922,570                 7%    $   5,344,902
                                            =============     =============     =============     =============
Liabilities and Stockholders'
 Equity:
Non-interest bearing deposits               $     464,452     $     468,962                 6%    $     524,875
Interest-bearing demand and
 savings                                        1,563,000         1,497,778                23%        1,873,274
Time deposits                                   1,101,194         1,129,816                 5%        1,188,337
                                            -------------     -------------     -------------     -------------
    Total Bank issued deposits              $   3,128,646     $   3,096,556                14%        3,586,486
                                            -------------     -------------     -------------     -------------
Wholesale deposits                                644,732           646,833                (5)%         626,730
Short-term borrowings                             553,176           559,979               (13)%         489,334
Long-term borrowings                              166,889           166,074                 4%          169,730
                                            -------------     -------------     -------------     -------------
    Total Wholesale funding                 $   1,364,797     $   1,372,886                (7)%   $   1,285,794
                                            -------------     -------------     -------------     -------------
Other liabilities                                  62,899            67,094                (3)%          74,105
                                            -------------     -------------     -------------     -------------
    Total liabilities                       $   4,556,342     $   4,536,536                 7%        4,946,385
                                            -------------     -------------     -------------     -------------
Stockholders' equity                              387,509           380,152                 8%          411,341
Other comprehensive income                             78             5,882               N/M           (12,824)
                                            -------------     -------------     -------------     -------------
    Total stockholders' equity                    387,587           386,034                 4%          398,517
                                            -------------     -------------     -------------     -------------
    Total liabilities &
     stockholders' equity                   $   4,943,929     $   4,922,570                 7%    $   5,344,902
                                            =============     =============     =============     =============
  CREDIT QUALITY
Ending allowance for
 loan losses                                $      40,954     $      40,945                (0)%
Net charge-offs                                     2,491             4,722               (16)%
Net charge-offs to
 avg loans (annualized)                              0.31%             0.58%              (26)%
Non-performing
 assets:
   Non-accrual loans                        $      29,525     $      30,148               (28)%
   Loans 90 days past
    due & still accruing                            1,900             1,848               362%
                                            -------------     -------------     -------------
       Total non-performing
        loans                                      31,425            31,996                (6)%
   Foreclosed real estate                           4,129             4,940               (87)%
   Other foreclosed assets                            818               923               (84)%
                                            -------------     -------------     -------------
      Total non-performing
       assets                               $      36,372     $      37,859               (18)%
                                            =============     =============     =============
   YIELD AND RATE ANALYSIS
Assets:
Investment securities (FTE)                          4.62%             4.60%
Short-term investments                               2.58%             2.02%
Loans held for sale                                  7.64%             7.59%
Loans:  Commercial                                   6.05%             5.77%
        Commercial real estate                       6.14%             5.81%
        Residential real estate                      5.83%             5.73%
        Consumer                                     6.47%             6.57%
                                            -------------     -------------
    Total loans (FTE)                                6.11%             5.87%
                                            -------------     -------------
    Total interest-earning
     assets (FTE)                                    5.71%             5.54%
                                            =============     =============
Liabilities:
Interest-bearing demand and
 savings                                             1.38%             1.14%
Time deposits                                        2.69%             2.58%
                                            -------------     -------------
    Total Bank issued deposits                       1.95%             1.76%
                                            -------------     -------------
Wholesale deposits                                   3.36%             3.08%
Short-term borrowings                                2.59%             2.39%
Long-term borrowings                                 5.88%             5.62%
                                            -------------     -------------
    Total Wholesale funding                          3.30%             3.05%
                                            -------------     -------------
    Total interest-bearing
     liabilities                                     2.41%             2.22%
                                            =============     =============
Net interest spread                                  3.30%             3.32%
Net interest margin (FTE)                            3.59%             3.58%
                                            =============     =============
FTE adjustment (000's)                      $       1,195     $       1,170

SOURCE  AMCORE Financial, Inc.
    -0-                             01/19/2006
    /CONTACT: Media: Katherine Taylor, Investor Relations Manager, +1-815-961-7164, or financial inquiries: John Hecht, Chief Financial Officer, +1-815-961-4974/
    /Web site:  http://www.AMCORE.com /
    (AMFI)